UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 30, 2008

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


      Delaware                        1-15062                       13-4099534
      --------                        -------                       ----------
(State or Other Jurisdiction    (Commission File Number)         (IRS Employer
   of Incorporation)                                         Identification No.)

                One Time Warner Center, New York, New York 10019
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01  Entry into a Material Definitive Agreement.

As previously reported, on May 20, 2008, Time Warner Inc., a Delaware corporation (the "Company" or "Time Warner"), entered into a separation agreement (the "Separation Agreement") with Time Warner Cable Inc. ("TWC"), Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc., Warner Communications Inc., Historic TW Inc. and American Television and Communications Corporation, the terms of which will govern TWC's separation from Time Warner (the "Separation"). In connection with the Separation Agreement, on June 30, 2008, TWC entered into an unsecured credit agreement (the "Bridge Credit Agreement") among TWC, as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, The Royal Bank of Scotland plc and Fortis Bank SA/NV New York Branch, as Tranche I Co-Syndication Agents, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as Tranche I Co-Documentation Agents, Deutsche Bank Securities Inc. and RBS Greenwich Capital, as Tranche I Joint-Lead Arrangers and Joint Bookrunners, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and Citibank, N.A., as Tranche II Co-Syndication Agents, Bank of America, N.A. and Wachovia Bank, National Association, as Tranche II Co-Documentation Agents, and BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Tranche II Joint-Lead Arrangers and Joint Bookrunners, for a $9.0 billion term loan facility with an initial maturity date that is 364 days after the borrowing date (the "Term Facility"). TWC may elect to extend the maturity date of the loans outstanding under the Term Facility for an additional year.

TWC intends to use the net proceeds from the Term Facility to fund, in part, its payment of a special cash dividend of approximately $10.9 billion to be distributed pro rata to all holders of TWC Class A Common Stock and TWC Class B Common Stock prior to the Separation.

Subject to certain limited exceptions, to the extent TWC incurs debt (other than incurrence of debt under its existing $6.0 billion revolving credit facility and existing commercial paper program), issues equity securities or completes asset sales prior to drawing on the Term Facility, the commitments of the lenders under the Term Facility are reduced by an amount equal to the net cash proceeds from any such incurrence, issuance or sale. As previously reported, on June 19, 2008, TWC issued $5.0 billion in aggregate principal amount of senior unsecured notes and debentures (the "Debt Offering"). As a result of the Debt Offering, immediately after the Bridge Credit Agreement was executed, the amount of the commitments under the Term Facility was reduced to $4.04 billion. In the event TWC borrows any amounts under the Term Facility, subject to certain limited exceptions, TWC is required to use the net cash proceeds from any subsequent incurrence of debt (other than an incurrence under its existing $6.0 billion revolving credit facility and existing commercial paper program), issuance of equity securities and asset sale to prepay amounts outstanding under the Term Facility.

TWC's obligations under the Term Facility are guaranteed by its subsidiaries, Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc. Amounts outstanding under the Term Facility will bear interest at a rate equal to LIBOR plus an applicable margin based on TWC's credit rating, which margin, at the time of the Separation, is expected to be 100 basis points. In addition, the interest rate under the Term Facility will increase every six months until all amounts outstanding under the Term Facility are repaid.

The Term Facility contains a maximum leverage ratio covenant of five times the consolidated EBITDA (as defined in the Bridge Credit Agreement) of TWC. The Term Facility also contains conditions, covenants, representations and warranties and events of default (with customary grace periods, as applicable) substantially identical to the conditions, covenants, representations and warranties and events of default in TWC's existing $3.045 billion five-year term loan facility due February 21, 2011. If any events of default occur and are not cured within applicable grace periods or waived, the maturity of the outstanding borrowings may be accelerated.

The lenders' commitments to fund borrowings under the Term Facility are subject to satisfaction of certain conditions related to the completion of the Separation and certain other customary conditions. The lenders' commitments will expire on the earliest of (i) May 19, 2009, (ii) the date on which the Separation Agreement is terminated in accordance with its terms or (iii) the completion of the Separation.

The lenders under the Term Facility and their affiliates have performed and may, from time to time in the future, engage in transactions with and perform commercial and investment banking and advisory services for the Company and its subsidiaries, including TWC, for which they have received and will receive customary fees and expenses. Certain of the lenders or their affiliates are acting as financial advisors to the Company or TWC on the Separation, for which they will receive fees under agreements they have entered into with the Company or TWC, as the case may be.

As previously reported, Time Warner (as the lender) agreed to loan TWC (as the borrower) up to an aggregate principal amount of $3.5 billion in a senior unsecured supplemental two-year term loan facility (the "Supplemental Facility"). TWC may borrow under the Supplemental Facility at the final maturity of the Term Facility to repay amounts then outstanding under the Term Facility. As a result of the Debt Offering, the commitment from Time Warner was reduced to approximately $2.52 billion. The Supplemental Facility will be documented under a credit agreement substantially identical to the Bridge Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 and the description of the Bridge Credit Agreement and Term Facility contained therein, each of which is hereby incorporated by reference into this Item 2.03.


Item 9.01  Financial Statements and Exhibits.

Exhibit        Description


99.1 Credit Agreement, dated as of June 30, 2008, among Time Warner Cable Inc. ("TWC"), as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, The Royal Bank of Scotland plc and Fortis Bank SA/NV New York Branch, as Tranche I Co-Syndication Agents, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as Tranche I Co-Documentation Agents, Deutsche Bank Securities Inc. and RBS Greenwich Capital, as Tranche I Joint-Lead Arrangers and Joint Bookrunners, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and Citibank, N.A., as Tranche II Co-Syndication Agents, Bank of America, N.A. and Wachovia Bank, National Association, as Tranche II Co-Documentation Agents, and BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Tranche II Joint-Lead Arrangers and Joint Bookrunners (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K dated June 30, 2008 filed by TWC with the Securities and Exchange Commission on July 1, 2008 (File No. 1-33335)).




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TIME WARNER INC.


                                    By:     /s/ John K. Martin, Jr.
                                         -----------------------------
                                         Name:  John K. Martin, Jr.
                                         Title: Executive Vice President and
                                                Chief Financial Officer

  Date:  July 1, 2008

                                  EXHIBIT INDEX


Exhibit        Description

99.1 Credit Agreement, dated as of June 30, 2008, among Time Warner Cable Inc. ("TWC"), as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, The Royal Bank of Scotland plc and Fortis Bank SA/NV New York Branch, as Tranche I Co-Syndication Agents, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as Tranche I Co-Documentation Agents, Deutsche Bank Securities Inc. and RBS Greenwich Capital, as Tranche I Joint-Lead Arrangers and Joint Bookrunners, BNP Paribas Securities Corp., The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch and Citibank, N.A., as Tranche II Co-Syndication Agents, Bank of America, N.A. and Wachovia Bank, National Association, as Tranche II Co-Documentation Agents, and BNP Paribas Securities Corp. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch, as Tranche II Joint-Lead Arrangers and Joint Bookrunners (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K dated June 30, 2008 filed by TWC with the Securities and Exchange Commission on July 1, 2008 (File No. 1-33335)).